Therapeutic Solutions International Announces the Appointment of BioPharmaceutical Pioneer Thomas E. Ichim, Ph.D to Board of Directors

OCEANSIDE, CA--(Marketwired - Jan 22, 2016) - Therapeutic Solutions International, Inc., (OTC Markets: TSOI) announced today the appointment of Dr. Thomas E. Ichim to our Board of Directors.

Dr. Ichim is a seasoned biotechnology entrepreneur with a track record of scientific excellence. He has founded/co-founded several companies including Batu Biologics, Inc., Medvax Pharma Corp., ToleroTech Inc., bioRASI, and OncoMune LLC.  To date, Dr. Ichim has published 99 peer-reviewed articles and is co-editor of the textbooks “RNA Interference:  From Bench to Clinical Translation” and “Immuno-Oncology: From Bench to Bedside”.

Dr. Ichim sits on several editorial boards of peer-reviewed scientific journals and is an active reviewer for grants, publications and academic appointments.  Dr. Ichim is inventor of over 50 patents and patent applications.  Dr. Ichim has extensive experience with stem cell therapy and cellular product development through FDA regulatory pathways.  Dr. Ichim spent over 7 years as the President and Chief Scientific Officer of Medistem, developing and commercializing a novel stem cell, the Endometrial Regenerative Cell, through drug discovery, optimization, preclinical testing, IND filing, and up through Phase II clinical trials with the FDA and sale to the NYSE traded company Intrexon. Dr. Ichim has extensive experience in product development, regulatory filings, and business development.

Dr. Ichim has a BSc in Biology from the University of Waterloo, Waterloo, Ontario, Canada, an MSc in Microbiology and Immunology, University of Western Ontario, London, Ontario, Canada and a Ph.D in Immunology from the University of Sciences Arts and Technology, Olveston Monserrat.

“The importance of adding Dr. Ichim to our Board of Directors cannot be overstated.  With a proven history of excellence in the biotechnology field, including his previous company Medistem, where he served as CEO, he also has 2 cleared INDs (Investigational New Drugs) with the FDA. Dr. Ichim will bring a wealth of knowledge and experience to TSOI to help guide and implement our current business model of Immunotherapy, Immuno-Oncology and Fetal-Maternal Health into reality”, said Timothy Dixon, President and CEO.

“Having worked with the Company’s SAB members and management for more than a year now, I am enthusiastic to join the Board. It is very rare to have such a diverse group of personalities and talents under one roof, completely dedicated to advancing development of therapies, for diseases which currently lack therapies” said Dr. Ichim.  “I applaud Mr. Dixon for leading the Company to acquiring/developing a massive intellectual property portfolio, including the assets of OmniBiome, a fetal-material microbiome company founded by my late friend David Palella, which has been spun out as a TSOI subsidiary, retaining many of the original team. I plan to work tirelessly with the board to obtain the largest value possible from this promising intellectual property and team that has been assembled”.

About Therapeutic Solutions International, Inc.

The Company's corporate website is www.therapeuticsolutionsint.com. Our new products can be viewed on www.projuvenol.com and products can be ordered at www.youcanordernow.com.

These Supplement products have not been evaluated by the United States Food and Drug Administration. These products are not intended to diagnose, treat, cure or prevent any diseases.

Safe Harbor Statement

This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements are generally identifiable by the use of words like "may," "will," "should," "could," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous risk factors as set forth in our SEC filings. To the extent that statements in this press release are not strictly historical, including statements as to product launch timing, revenue projections, business strategy, outlook, objectives, future milestones, plans, intentions, goals, future collaboration agreements, or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made.

CONTACT INFORMATION

Therapeutic Solutions International, Inc.

ir@tsoimail.com